Separation and Release of Claims Agreement This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between DENTSPLY SIRONA Inc., a Delaware corporation (“Employer”) and Simon D. Campion (“Executive”) (the Employer and the Executive are collectively referred to as “Parties”). The Employer and the Executive desire to set forth the terms of the Executive’s separation from employment with the Employer. In consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows: 1. Employment and Separation. The Parties previously entered into an Employment Agreement, dated as of August 22, 2022 (the “Employment Agreement”). The Executive’s employment with the Employer ended as a result of a termination by the Employer without Cause (as defined in the Employment Agreement) as of July 31, 2025, end of day (“Separation Date”) pursuant to a written notice provided to the Executive in accordance with Section 3(b) of the Employment Agreement. As of the Separation Date, the Executive shall (a) not hold himself out as an officer, director, agent, or representative of the Employer for any purpose or (b) engage with any third-party on behalf of the Employer without the written consent of the Employer’s then-serving Chief Executive Officer or General Counsel. 2. Return of Property. Within five business days of the Separation Date, the Executive must return all Employer property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer property in the Executive’s possession. If the Executive provides consulting services following the Separation Date at the request of the Employer pursuant to Section 5(g) of the Employment Agreement, then the Employer will, if necessary, provide the information and resources for the Executive to perform those requested services. 3. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive: (a) has not made any claims or allegations to the Employer related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse; (b) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the date hereof; (c) has not sustained a work-related injury or occupational disease while in the employ of Employer; and (d) has not engaged in any unlawful conduct relating to the business of the Employer.

Page 2 of 12 4. Separation Benefits. Subject to, and as consideration for, Executive’s execution of and compliance with this Agreement, including the Executive’s timely execution and non- revocation of the waiver and release of claims herein and compliance with other post-termination obligations set forth in the Employment Agreement and other obligations in the Employment Agreement, the Executive shall receive the severance payments and benefits set forth below in Section 4(a)-(c) hereof, which represent the amounts payable to Executive under Section 4(b) of the Employment Agreement and the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, effective as of September 22, 2022 (the “Severance Plan”), along with the additional benefits set forth in Sections 4(d)-(f), in each case, to the extent they are not Accrued Benefits (as defined in the Severance Plan). Any payment under this Agreement will be made less all applicable federal, state and local tax withholdings and deductions. The Executive acknowledges that the Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer to provide these or other benefits to any individuals other than the Executive. (a) A cash amount equal to $4,699,000 (the “Non-COC Severance Pay”), which is equivalent to two times the sum of Executive’s (i) annual base salary ($1,030,000) plus (ii) target bonus opportunity for 2025 (125% of base salary) plus (iii) the product of (x) 12 and (y) the sum of the applicable monthly Consolidated Omnibus Budget Reconciliation Act of 1985 charges for continuation of medical, dental and vision insurance on a post-employment basis which are based on Executive’s active insurance coverage elections on the Separation Date. The Non-COC Severance Pay shall be paid to Executive as follows: (i) $700,000 will be payable on the Employer’s first payroll date that immediately follows the Effective Date and (ii) an amount equal to the Non-COC Severance Pay minus $700,000 shall be paid on the first payroll date on or immediately following the earlier of (x) six months and one business day following the Separation Date or (y) Executive’s death. (b) A lump sum cash payment equal to the prorated portion of Executive’s 2025 annual incentive plan bonus, with such amount equal to the product of (x) a fraction, the numerator of which is the number of days Executive completed employment with the Employer during 2025 and the denominator of which is 365 and (y) the 2025 annual incentive plan bonus Executive would have earned for 2025 had Executive remained employed with the Employer through the payment date for such bonus. Executive will receive this payment at the same time that other similarly situated employees of the Employer receive their 2025 annual incentive plan payment, but no later than March 15, 2026. (c) The time-based restricted share units granted to Executive on November 15, 2022 (the “Make Whole Grant”) that are unvested as of the Separation Date (as set forth on Exhibit A attached hereto) and their corresponding dividend equivalents shall vest on the Effective Date (as defined below) and the performance restricted share units set forth on Exhibit A hereto (the “Applicable PRSUs”) and their corresponding dividend equivalents shall remain eligible to continue vesting and be settled in accordance with the applicable award agreement under the terms applicable to a termination of Executive’s employment by the Employer without Cause. Any outstanding and unvested Employer

Page 3 of 12 equity awards Executive holds as of the Separation Date that are not listed on Exhibit A attached hereto shall be forfeited and terminated on the Separation Date. All of Executive’s outstanding stock options granted by the Employer that are vested as of the Separation Date shall remain exercisable for a period of 90 days after the Separation Date (except to the extent their expiration date is earlier). All of Executive’s Employer equity awards, including, without limitation, the Make Whole Grant and the Applicable PRSUs, are subject to forfeiture and termination until the Separation Date, pursuant to the terms of Executive’s applicable equity award agreements. (d) For purposes of the DENTSPLY SIRONA Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2019 (the “SERP”), Executive shall be deemed to have three years of Total Credited Service under Section 4.2 of the SERP, such that the Vested Percentage of Executive’s Dentsply Sirona Contribution Account (as defined in the SERP) shall be 20%, with payment timing to occur in accordance with the SERP. (e) In connection with Executive’s sale of Executive’s residence in closest proximity to the Company’s headquarters in Charlotte, North Carolina (the “Residence”) and relocation therefrom, the Company shall reimburse Executive for the following if Executive submits reasonable supporting documentation to the Company of the loss or expense (as applicable) within 30 days of incurring such loss or expense: (i) to the extent Executive incurs a loss on the sale of the Residence (with such loss calculated including relator fees), the lesser of (x) the amount of such loss and (y) $50,000, and (ii) up to $30,000 for reasonable moving expenses incurred by Executive (with such reasonable moving expenses including expenses to move furniture from the Residence and expenses relating to up to five Executive trips between the Residence and other locations that are in connection with such relocation). Company reimbursement shall occur within 30 days of the Company’s receipt of such reasonable supporting documentation. (f) Executive shall be entitled to receive reimbursement from the Company for reasonable legal fees associated with the legal review and negotiation of this Agreement in an amount not exceeding $10,000 within 30 days following his provision to the Company of reasonable supporting documentation therefor. (g) In addition, Executive shall be entitled to receive the following, which represent the amounts under Section 3 (c) of the Employment Agreement and the “Accrued Benefits” (as defined in the Severance Plan): (i) the portion of Executive’s annual base salary earned through the Separation Date, but not yet paid to Executive, payable within the time required by law but in no event more than 30 days after the Separation Date; (ii) any paid time off that has been accrued by Executive through the Separation Date but unused in accordance with the Employer’s policies;

Page 4 of 12 (iii) reimbursement of reasonable travel and business expenses incurred during performance of Executive’s duties in accordance with Section 2(h) of the Employment Agreement; and (iv) any fully vested and non-forfeitable employee benefits and any benefit continuation and conversion rights as to which Executive is entitled under the employee benefit plans of the Employer, which shall be payable in accordance with the terms and conditions of such employee benefit plans. 5. Release. The Executive, on his own behalf and on behalf of the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waives, releases, and discharges the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them (collectively, “Released Claims”), (a) arising from the beginning of time up to and including the date of the Executive’s execution of this Agreement, including, but not limited to, any such Released Claims: (i) arising out of, or in any way related to the Executive’s hire, benefits, or employment relationship with the Employer; (ii) arising under any federal, state or local statute, ordinance or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Sarbanes-Oxley Act, Dodd- Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Occupational Safety and Health Act, the North Carolina Employment Practices Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

Page 5 of 12 (b) for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released; (c) arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, claims regarding fraud or misrepresentation in the making of any express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; (d) relating to the termination of the Executive’s employment; and (e) for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties. However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under this Agreement; (D) any right relating to directors’ and officers’ liability insurance coverage or any right of indemnification or exculpation under the Employer’s or its affiliates’ organizational documents, the Employer’s template Indemnification Agreement, or otherwise; or (E) any right as an equity holder in the Employer or its affiliates. 6. Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Released Claims, whether known or unknown, from the beginning of time through the date of the Executive’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA) (29 U.S.C. § 621 et seq.), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that: (a) the Executive has read this Agreement in its entirety and understands all of its terms; (b) the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement;

Page 6 of 12 (c) the Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it; (d) the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled; (e) the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Executive’s choice, although the Executive may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period; (f) the Executive understands that the Executive has seven (7) days after signing this Agreement to revoke the release in this Section 6 by delivering notice of revocation as described in Section 7 below before the end of this seven-day period; and (g) the Executive understands that the release contained in this Section 6 does not apply to rights and claims that may arise after the Executive signs this Agreement. 7. Effective Time of This Agreement. The Executive may accept this Agreement by signing it and returning it to DENTSPLY SIRONA Inc., Attention: General Counsel, on or within fifty (50) days of July 20, 2025. After executing this Agreement, the Executive will have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating his desire to do so in writing delivered to the General Counsel, DENTSPLY SIRONA, Inc. no later than 5:00 p.m. EST on the seventh (7th) day after the date he signs this Agreement. Subject to the Executive not revoking this Agreement during the Revocation Period, the effective date of this Agreement shall be the eighth (8th) day after the Executive signs this Agreement (the “Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. If the Executive does not execute this Agreement or exercises his right to revoke hereunder, he shall forfeit his right to receive or retain any of the benefits outlined in Section 4 of this Agreement, and to the extent such benefits have been provided, the Executive agrees that he will immediately reimburse the Employer for the amounts of such payment. 8. Post-Termination Obligations and Restrictive Covenants. The Executive acknowledges, affirms, and agrees to comply in all respects with his post-termination obligations under the Employment Agreement. Nothing therein or herein shall be construed to prevent disclosure of Confidential Information (as defined in the Employment Agreement) as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Executive agrees that he will not at any time, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing or electronically whether for attribution or anonymously) to any third party (including, but not limited, to any former, current or prospective employee, client, investor, vendor or other counterparty) make, or cause to be made, any statement, or express any observation or opinion disparaging or otherwise portraying in a negative light the business,

Page 7 of 12 reputation, character, honesty, integrity, morality or business acumen or abilities of the Employer. This Section does not in any way restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive likewise agrees to abide by all professional and ethical obligations with respect to his duties to a former client. Nothing in this Agreement or any other agreement between the Executive and the Employer prohibits or restricts the Executive from (a) providing truthful testimony or responding truthfully to any question, inquiry or request for information in connection with any investigation, subpoena or other legal process, or otherwise in accordance with applicable law or (b) initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority. 9. Confidentiality of Agreement. The Executive agrees and covenants that the Executive shall not disclose any of the negotiations of, terms of, or amount, compensation, or benefits paid or provided under this Agreement to any individual or entity; provided, however, that the Executive will not be prohibited from making disclosures to the Executive’s spouse or domestic partner, attorney, tax advisors, or as may be required by law or from disclosing the Executive’s post-employment restrictions in the Employment Agreement in confidence to any potential new employer of the Executive. This Section does not in any way restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employer agrees to use reasonable efforts to maintain the confidentiality of this Agreement, provided, however, the Employer may disclose the circumstances and terms of the Agreement (a) to inside and outside counsel, auditors, advisors, and human resource professionals, (b) make such other disclosures as necessary to effect the terms of the Agreement, (c) as the Employer otherwise determines in the ordinary course of its normal business operations, or (d) as may be required in response to requests by a government authority, or as otherwise required by law. Notwithstanding anything herein to the contrary, the Employer agrees that any press release or written communication from the Employer specifically referencing the Executive’s transition in role or departure from the Employer, will express gratitude for his services; provided, that, in all events, the Employer shall make such disclosures as may be required or appropriate consistent with its reporting and disclosure obligations under law or otherwise. 10. Remedies. In the event of a breach by the Executive of any of the provisions of this Agreement (including any provisions that remain in effect under the Employment Agreement), the Executive hereby consents and agrees that the Employer shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable

Page 8 of 12 relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If the Executive fails to comply with any of the terms of this Agreement or post- employment obligations, the Employer may, in addition to any other remedies it may have, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. 11. Successors and Assigns. For the avoidance of doubt, the Parties agree that in the event of Executive’s death prior to payment of all compensation and benefits due to Executive under this Agreement, any remaining compensation and benefits shall be paid to his estate or beneficiaries. 12. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment by the Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of North Carolina without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties relating to or arising out of this Agreement shall be brought and pursued only in any state or federal court encompassing Charlotte, North Carolina. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 13. Entire Agreement. Unless specifically provided herein, this Agreement and the Employment Agreement and the Severance Plan contain all of the understandings and representations between Employer and Executive relating to the Executive’s separation from employment and severance and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter. 14. Modification and Waiver. No provision of this Agreement may be amended or modified by the Parties unless the amendment or modification is agreed to in writing and signed by the Executive and by the Chair of the Board of Directors of the Employer (the “Chair”). No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. 15. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Page 9 of 12 16. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 17. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. 18. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer or the Executive of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. 19. Notices. All notices under this Agreement must be given in writing as described herein. When providing written notice to Employer, a copy must be provided to the Chair. 20. Attorneys’ Fees and Costs. In the event action is brought for breach of this Agreement, the court may award fees and costs to the prevailing party, in accordance with applicable law. If in the opinion of the court there is no prevailing party, then each party shall pay its own attorney’s fees and expenses. 21. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if the Executive is deemed by the Employer at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of the Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six- month period measured from the date of the Executive’s separation from service with the Employer or (ii) the date of the Executive’s death. Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive’s estate or beneficiaries), and any

Page 10 of 12 remaining payments due to the Executive under this Agreement or any arrangement shall be paid as otherwise provided herein or therein. 22. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW. [SIGNATURE PAGE FOLLOWS]

Page 11 of 12 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the below date. DENTSPLY SIRONA Inc. By: _/s/ Gregory T. Lucier______________ Name: Gregory T. Lucier Title: Non-Executive Chairman of the Board of Directors SIMON D. CAMPION Signature: _/s/ Simon Campion________ Print Name: Simon D. Campion Date: ____7/20/2025____________________

Exhibit A The following table sets forth the Make Whole Grant: Grant Date Number of restricted share units subject to Make Whole Grant that Will Accelerate, including dividend equivalents, subject to the terms of the Agreement (the “Make Whole RSUs”) 11/15/22 79,457 The following table sets forth the Applicable PRSUs: Grant Date Target Number of Applicable PRSUs, including dividend equivalents (1) Applicable Date (2) 3/3/25 287,299 3/3/28 3/4/24 102,586 3/4/27 3/3/23 78,900 3/3/26 (1) Payout of the Target Number of Applicable PRSUs is not guaranteed. The number of Applicable PRSUs that pay out shall be calculated in accordance with the award agreement applicable to such grants (which, generally shall be based on actual performance for the full performance period, but prorated based on the portion of the vesting period Executive was employed at the Employer). Subject to the terms of the Agreement, (1) the Make Whole RSUs will settle no later than 30 days following the Effective Date (as defined in the Agreement) and (2) the number of Applicable PRSUs calculated in accordance with footnote (1) to this Exhibit A shall settle no later than 30 days following the applicable Vesting Date (as defined in footnote (2)). (2) The applicable “Vesting Date” occurs upon the Employer’s Compensation & Human Capital Committee’s certification of performance achievement shortly following the Applicable Date, in accordance with the original vesting schedule under the applicable award agreement.